SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-AG12

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              Conscious Intention, Inc.
                         -----------------------------
             (Exact name of registrant as specified in its charter)




                   Nevada                                      94-3409449
                  --------                                     ----------
          (State of incorporation                            (IRS Employer
              or organization)                             Identification No.)


       6620 Lake Washington Blvd. NE, Ste 301
             Seattle, WA                                        98033
       --------------------------------------                  -------
      (Address of principal executive offices)                (Zip Code)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-86078

Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, $0.001 par value per share
-------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


           The description of the common stock of the registrant registered hereby is incorporated by reference to the description of the registrant's common stock set forth under the heading "Description of capital stock" in the registrant's registration statement on Form SB-2 (File No. 333-86078), as filed with the Securities and Exchange Commission on April 2, 2002, and any amendments to such registration statement filed subsequently thereto (the "SB-2 registration statement").


Item 2.  EXHIBITS


The following exhibits are filed as part of this registration statement:


1.    Certificate of Incorporation of the registrant.*

2.    Bylaws of the registrant.*

3.    Form of common stock certificate of the registrant.*


* Incorporated by reference to the registrant's registration statement on Form SB-2 (SEC File No. 333-86078) as filed with the Securities and Exchange Commission on April 2, 2002.

                                        SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  August 14, 2003            Conscious Intention, Inc.


                                  By: /s/ Sylva Leduc
                                  ---------------------------------
                                   Sylva Leduc
                                   Chief executive officer and director